Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DG FastChannel, Inc. f/k/a Digital Generation Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-25701, 333-04676, 333-60611, 333-65978 and 333-137959) on Form S-8 and registration statements (Nos. 333-70045, 333-65980, 333-112122 and 333-137958) on Form S-3 of DG FastChannel, Inc. and subsidiaries, (f/k/a/ Digital Generation Systems, Inc.) of our report dated March 30, 2007, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows of DG FastChannel, Inc. and subsidiaries for the year ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2008, annual report on Form 10-K of DG FastChannel, Inc. and subsidiaries.

Our audit report refers to the adoption of the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG LLP
Dallas, TX March 9, 2009